              Consent of Independent Auditors

We consent to the reference to our firm under the caption "Auditors" and to the use of our report dated December
12, 2001 in the Registration Statement (Form N-2 No. 333-71716 and 811-10537) and related Prospectus of
Oppenheimer Tremont Market Neutral Fund, L.L.C. for the registration of limited liability company interests.

                                                              /s/ ERNST & YOUNG LLP

                                                              ERNST & YOUNG LLP

New York, New York
December 19, 2001